Exhibit 10.12

STOCKHOLDER AGREEMENT

This STOCKHOLDER AGREEMENT (this “Agreement”), dated as of October 29, 2018, is by and among Differential Brands Group, Inc., a Delaware corporation (the “Corporation”) and the Stockholders (as defined below).

WHEREAS, the Corporation, Global Brands Group Holding Limited, a Bermuda corporation with limited liability (“GBG Parent”), and GBG USA Inc., a Delaware corporation and wholly-owned subsidiary of GBG Parent (“GBG Seller”), have entered into a Purchase and Sale Agreement, dated as of June 27, 2018, as supplemented and amended (the “Purchase Agreement”), providing for, among other things, the purchase of the Purchased Units and Purchased Assets (each as defined in the Purchase Agreement) from GBG Parent and GBG Seller (or one of their respective affiliates) by the Corporation (the “Acquisition”);

WHEREAS, in connection with the Acquisition, GSO Capital Partners LP (“GSO Capital”), has committed, subject to certain terms and conditions, to provide to the Corporation, through one or more funds managed or advised by GSO Capital or its affiliates (collectively, the “GSO Funds”), a $668,000,000 second lien term loan credit facility (the “Second Lien Term Loan Facility”), the proceeds of which will be used to, among other things, pay a portion of the transaction costs and expenses of the Acquisition, and for general corporate purposes;

WHEREAS, in connection with the Second Lien Term Loan Facility, each GSO Fund shall receive the number of shares of the Corporation’s Common Stock (as defined below) set forth next to such GSO Fund’s name on Exhibit A hereto (each GSO Fund in its capacity as a holder of the Corporation’s Common Stock being referred to herein individually as a “GSO Stockholder” and collectively as the “GSO Stockholders”);

WHEREAS, each of the GSO Stockholders are subscribing for shares of the Corporation’s Common Stock upon the terms and subject to the conditions set forth in subscription agreements in substantially the form attached hereto as Exhibit B (the “Subscription Agreement”);

WHEREAS, pursuant to the Subscription Agreement, the GSO Stockholders have collectively agreed to make an aggregate equity contribution of $25,000,000 to the Corporation (the “Equity Contribution”);

WHEREAS, in connection with the Acquisition, each of TCP Denim, LLC (“TCP Denim”) and Tengram Capital Partners Fund II, L.P. (“Tengram Fund II”) has agreed to convert all of the Series A Convertible Preferred Stock of the Corporation and all of the Series A-1 Preferred Stock of the Corporation held by TCP Denim and Tengram Fund II, respectively, into shares of Common Stock;

WHEREAS, as of the date of this Agreement, Tengram Capital Partners Gen2 Fund, L.P. (“Tengram Fund I”), Tengram Capital Associates, LLC (“TCA”) and RG II Blocker, LLC (“RG II Blocker,” and collectively with TCP Denim, Tengram Fund II, Tengram Fund I and TCA, the “Tengram Stockholders”) are holders of Common Stock; and

WHEREAS, it is a condition to the closing under the Subscription Agreement that the Corporation and each of the Stockholders has executed and delivered this Agreement to the other parties hereto.

NOW, THEREFORE, in consideration of the promises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby agree as follows:

Section 1.         Definitions; Interpretation.

(a)       Definitions. As used herein, the following terms shall have the following respective meanings:

“Affiliate” means as to any Person, any other Person or entity who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person; provided, however, that (i) the Tengram Entities, the GSO Entities and any of their respective Affiliates shall not be deemed to be Affiliates of the Corporation and its subsidiaries (and vice versa) for purposes of this Agreement, (ii) any fund, account or investment vehicle controlled, managed, advised or sub-advised by GSO Capital or its Affiliates within the credit-focused division of The Blackstone Group L.P. and any fund, account or investment vehicle controlled, managed, advised or sub-advised by Blackstone Tactical Opportunities Advisors L.L.C. (“BTO”) or its Affiliates within the division of The Blackstone Group L.P. known as “Blackstone Tactical Opportunities” shall be deemed an Affiliate of each GSO Entity and (iii) other than with respect to Section 7(n), the Blackstone Persons shall not be considered or otherwise be deemed an “Affiliate” of the GSO Entities. For the avoidance of doubt, (i) each Tengram Entity shall be an “Affiliate” of each other Tengram Entity and (ii) each GSO Entity shall be an “Affiliate” of each other GSO Entity. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Blackstone Persons” means The Blackstone Group L.P. and all private equity funds, portfolio companies, parallel investment entities and alternative investment entities owned, managed or controlled by The Blackstone Group L.P. separate from (i) the business of GSO Capital and its Affiliates within the credit-focused division of The Blackstone Group L.P. and (ii) the business of BTO and its Affiliates within the business group of The Blackstone Group L.P.

“Board” means the board of directors of the Corporation.

“Business Day” means a day that is not a Saturday, Sunday or day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

“Change of Control” has the meaning set forth in the Credit Agreement for the Second Lien Term Loan Facility.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.10 per share, of the Corporation and any stock into which such Common Stock may hereafter be reclassified or converted, substituted or for which such Common Stock may be exchanged, and shall also include any Common Stock of the Corporation of any class hereafter authorized.

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“Disqualifying Event” means, with respect to any member of or nominee for election to the Board, any of the following: (x) conduct by such Person that is or would reasonably be expected to be materially harmful to the business, interests or reputation of the Corporation, it being understood that such Person’s commission of, being indicted or charged with, or making a plea of nolo contendere to a felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud shall be deemed materially harmful to the business and the Corporation; (y) such Person’s material violation of any provision of any internal policy of the Corporation or any agreement(s), arrangement or understanding between such Person, on the one hand, and the Corporation or any of its Affiliates, on the other hand; or (z) the existence of any action, suit or proceeding (whether at law or in equity, whether sounding in contract, tort or otherwise, and whether brought in a court or before an alternative dispute resolution panel, including any arbitrator, arbitral panel, mediator or other body), or any claim therein, between such Person and/or one or more of his or her Affiliates or their respective Representatives, on the one hand, and the Corporation and/or any of its Affiliates or their respective Representatives, on the other hand, which has been initiated, commenced or made by such Person or one of his or her Affiliates or their respective Representatives (other than any action, suit or proceeding, or part thereof, that was commenced, initiated or made (i) with the prior approval of the Board or (ii) by one or more GSO Entities, solely in their capacity as lenders under the Second Lien Term Loan Facility, in connection with the exercise of any remedy available to them under the Second Lien Term Loan Facility).

“Equity Issuance” means any issuance, sale or placement of any Common Stock or any issuance, sale or placement of any other securities, including notes, debentures or other Indebtedness, of the Corporation or any of its subsidiaries that are convertible or exchangeable into, or exercisable for, Common Stock, other than securities issued (i) pursuant to an option plan, equity plan, employment agreement, compensation or similar arrangement or otherwise to managers, officers, directors, employees or consultants of the Corporation or any of its subsidiaries (including any exercise or conversion of any derivative securities issued thereunder), (ii) in connection with any capital reorganization, recapitalization, reclassification, stock split or stock dividend (including dividends on preferred stock whether in the form of shares of Common Stock or preferred stock) paid on a proportionate basis to all holders of the affected class of capital stock, (iii) as consideration in any direct or indirect acquisition (of stock or assets) or business combination by the Corporation or any of its subsidiaries, whether by merger, asset purchase, stock purchase or other reorganization, (iv) in connection with the issuance of Common Stock upon conversion of the Corporation’s or any of its subsidiaries’ notes, debentures or other indebtedness (whether or not existing on the date hereof) in accordance with the terms of such notes, debentures or other indebtedness or (v) to financiers in connection with transactions that are primarily debt financing transactions to which the Corporation and an unaffiliated third party may be a party and which are approved by the Board.

“Equity Issuance Price” means, with respect to any Equity Issuance, the same price per share offered to other investors in such Equity Issuance; provided that if such Equity Issuance is an underwritten public offering, such price shall be the price offered to the public in such underwritten offering, net of any underwriters’ discounts or commissions applicable to such publicly offered shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Lien Term Loan Facility” means the commitment by Ares Capital Corporation (“Ares”), Ares Commercial Finance and HPS Investment Partners, LLC (“HPS”), subject to certain terms and conditions, to provide to the Corporation, through one or more funds managed or advised by Ares Capital Corporation and HPS Investment Partners, LLC or its affiliates, collectively, a $645,000,000 first lien term loan credit facility and revolving loans up to $150,000,000.

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“Governance Documents” means the certificate of incorporation and bylaws of the Corporation, in each case as amended and/or restated and in effect from time to time.

“Group” has the meaning set forth in Section 13(d)(3) of the Securities Exchange Act.

“GSO Entity” means the GSO Stockholders, GSO Capital and its Affiliates (including investment funds managed or advised by any of them) within the credit-focused division of The Blackstone Group L.P., and BTO and its Affiliates (including investment funds managed or advised by any of them) within the division with The Blackstone Group L.P. known as “Blackstone Tactical Opportunities”.

“Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Restriction Shares or any other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Restriction Shares.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Person” means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” means an incentive stock plan for the Company’s employees and consultants, similar to the Company’s 2016 Stock Incentive Compensation Plan, as amended to date, with such changes as determined appropriate by the Special Committee (as defined below), which shall provide for vesting based on passage of time and attainment of the relevant performance goals, which performance goals shall be based on the Company’s leverage ratio(s) and/or adjusted EBITDA as measured during the applicable performance period, as determined by the Special Committee.

“Pro Rata Portion” means, with respect to any Stockholder at a given time and with respect to a given Equity Issuance, a number of shares of Common Stock, other capital stock or other securities of the Corporation to be issued, sold or placed in the Equity Issuance equal to the product of (a) the number of shares of Common Stock, other capital stock or other securities proposed to be issued, sold or placed in the Equity Issuance, multiplied by (b) a fraction, the numerator of which is the aggregate number of shares of Common Stock beneficially owned by such Stockholder immediately prior to the Equity Issuance, and the denominator of which is the aggregate number of shares of Common Stock outstanding immediately prior to the Equity Issuance, in each case calculated on a fully diluted basis (provided that, solely for purposes of the foregoing clause (b)), any shares of Common Stock subject to vesting shall be included in determining a Stockholder’s beneficial ownership and the Corporation’s fully diluted basis only upon and to the extent of such vesting).

“Registration Statement” means any registration statement of the Corporation filed or to be filed with the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

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“Representative” means, with respect to any Person, the officers, directors, employees, agents, managers, members, partners, stockholders, advisors, consultants and other representatives of such Person.

“Restriction Expiration Time” means the earliest of (i) the date which is twenty-four (24) months following the Closing Date (as defined in the Purchase Agreement), (ii) the termination of the Subscription Agreement prior to the consummation of the Equity Contribution, (iii) the date of any Change of Control and (iv) such other date and time designated by mutual agreement of the Corporation and the Stockholders.

“Restriction Shares” means, with respect to each Stockholder, (i) any shares of Common Stock held by or issued to such Stockholder and (ii) any securities held by or issued to such Stockholder (including the Subordinated Convertible Promissory Notes, dated October 29, 2018, issued by the Company (the “Convertible Notes”)) which are convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by such Stockholder in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) in each case, prior to the Restriction Expiration Time.

“SEC” means the Securities and Exchange Commission or any successor governmental agency.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Stockholders” means, collectively, the Tengram Stockholders and the GSO Stockholders, as well as any of their respective Affiliates to which such Stockholder transfers any securities subject to this Agreement after the date hereof (and each, individually, a “Stockholder”).

“Tengram Entity” means Tengram Capital Partners, its Affiliates (including, without limitation, the Tengram Stockholders) and any direct or indirect portfolio companies of any of them.

(b)       Rules of Construction. For all purposes of this Agreement, unless otherwise expressly provided:

(i)       “own,” “ownership,” “held” and “holding” refer to ownership or holding as record holder or record owner;

(ii)       the headings and captions of this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms hereof; and

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(iii)       whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

Section 2.         Restrictions on Shares; Standstill.

(a)       Prior to the Restriction Expiration Time, no Stockholder shall, directly or indirectly (whether by merger, consolidation or otherwise, and whether by or through one or more Affiliates in any transaction or series of transactions):

(i)       transfer (except as may be specifically required by court order or by operation of law), grant an option with respect to, sell, exchange, pledge (except for pledges of Restriction Shares on customary terms to third parties as security for a bona fide financing) or otherwise dispose of, or encumber, any of such Stockholder’s Restriction Shares, enter into any Hedging Transaction, or make any offer or enter into any agreement or binding arrangement or commitment providing for any of the foregoing, or publicly disclose the intention to take any of the foregoing actions;

(ii)       except pursuant to the terms of this Agreement, grant any proxies or powers of attorney with respect to any of such Stockholder’s Restriction Shares, deposit any of such Stockholder’s Restriction Shares into a voting trust, or enter into a voting agreement or similar arrangement or commitment with respect to any of such Stockholder’s Restriction Shares or make any public announcement that is in any manner inconsistent with the foregoing; or

(iii)       directly or indirectly, take any action that would make any representation or warranty contained herein untrue or incorrect or be reasonably expected to have the effect of impairing the ability of such Stockholder to perform its obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby or in the Purchase Agreement or the Subscription Agreement (collectively, clauses (i), (ii) and (iii), the “Transfer”).

(b)       Notwithstanding the restrictions set forth in Section 2(a) above, (i) each Stockholder may distribute its Restriction Shares to its partners, members or other equity holders or transfer its Restriction Shares to any Affiliate of such Stockholder or any investment fund or other entity controlled by such Stockholder; provided, that it shall be a condition to the transfer or distribution that the transferee or distributee execute an agreement, in form and substance satisfactory to the Corporation, stating that the transferee or distributee is receiving and holding such Restriction Shares subject to the provisions of this Agreement and that the transferee or distributee agrees to be bound by the terms and conditions of this Agreement and (ii) with respect to the Convertible Notes, each Stockholder may transfer its Convertible Notes in whole or in part at any time if transferred together as an investment unit with any debt securities of the Company under the Credit Agreement for the Second Lien Term Loan Facility.

(c)       Each Stockholder agrees that, unless specifically authorized in writing by the Board or otherwise expressly provided by this Agreement, neither such Stockholder nor any of its Affiliates will, directly or indirectly, in any manner:

(i)       engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Securities Exchange Act) of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of the stockholders), in each case, with respect to securities of the Corporation;

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(ii)       form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act) with respect to the Common Stock, other than any group formed by virtue of affiliation among any Stockholders or otherwise by virtue of this Agreement;

(iii)       deposit any Common Stock in any voting trust or subject any Common Stock to any arrangement or agreement with respect to the voting of any Common Stock, other than in accordance with this Agreement;

(iv)       seek, or encourage any Person, to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Corporation or seek to take or take, or encourage any other Person to seek to take or take, or otherwise facilitate the taking by any other Person of, any other action with respect to the election or removal of any directors;

(v)       solicit any Person to make an offer or proposal (with or without conditions) with respect to any merger, acquisition, recapitalization, restructuring, disposition or other business combination involving the Corporation, or any inquiry with respect thereto, or encourage, initiate, facilitate or support any Person in making such an offer, proposal or inquiry;

(vi)       make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Securities Exchange Act or otherwise) for consideration by the stockholders, or encourage any Person to make or be the proponent of any such proposal, or seek to take or take any action to facilitate to the foregoing;

(vii)       knowingly advise, encourage, support or influence any Person with respect to the voting or disposition of any securities of the Corporation at any annual meeting or special meeting of the stockholders, in each case, for the purpose of facilitating, or that could reasonably be expected to lead to, any action by any Person, which, if taken by the Stockholder, would constitute a breach of this Agreement; or

(viii)       publicly disclose any intention, plan or arrangement inconsistent with any provision of this Agreement.

(d)       Right of First Offer. Until the later of (i) two years after the date of this Agreement and (ii) the date on which the value of (A) the volume weighted average price of a share of Common Stock for twenty consecutive trading days multiplied by (B) the number of shares of Common Stock held by stockholders other than the Tengram Stockholders, the GSO Stockholders, and each of their respective Affiliates, exceeds $400.0 million, prior to any transfer by one or more Stockholders, individually or as a group (the “Transferring Stockholder”), of all or any portion of its Common Stock constituting greater than ten percent (10%) of the total number of shares of Common Stock outstanding (the “Offered Shares”), in any transaction or series of related transactions, to any Person other than an Affiliate of such Transferring Stockholder (including any investment fund or other entity or separately managed account controlled or managed by, or under common control with, such Transferring Stockholder), such Transferring Stockholder must first comply with the provisions of this Section 2(d):

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(i)       The Transferring Stockholder shall first deliver to each other Stockholder (the “Offerees”) a written notice (the “Offer Notice”) that sets forth the number of Offered Shares, the amount per share that the Transferring Stockholder proposes to be paid for the Offered Shares (the “Sale Price”), the manner of payment and any other material terms of such offer or sale. The Offer Notice shall constitute an irrevocable offer by the Transferring Stockholder to sell to the Offerees the Offered Shares for cash at the Sale Price on the terms set forth in the Offer Notice.

(ii)       Each Offeree shall have until the 10th Business Day (the “Offer Expiration Date”) following the delivery of the Offer Notice (the “Offer Period”) in which to notify the Transferring Stockholder and the other Offerees that it accepts such offer as to all or any portion of the Offered Shares offered to such Offeree for the Sale Price and on the material terms set forth in the Offer Notice, which notice shall specify the maximum number of the Offered Shares it wishes to purchase.

(iii)       If one or more Offerees accept such offer with respect to all or a portion of the Offered Shares, a closing of the purchase of such Offered Shares (the “ROFO Closing”) shall take place at the principal office of the Corporation at 10:00 a.m. on the 20th Business Day after the date on which the Offering Notice was delivered unless the parties agree on a different place or time. At the ROFO Closing, the Sale Price shall be payable in accordance with the payment terms of the Offer Notice.

(iv)       If the Offerees do not elect to purchase all of the Offered Shares for the Sale Price prior to expiration of the Offer Period, the Transferring Stockholder shall have the right, subject to the other provisions of this Section 2 and the terms and conditions specified in Section 4 and Section 7, to sell the Offered Shares for a period of 120 days (the “Sale Period”) at a price per share no less than the Sale Price and on other terms no more favorable to the transferees thereof than offered to the Offerees in the Offer Notice. If an Offeree does not transfer the Offered Shares before the end of the Sale Period, such Offeree may not sell any Offered Shares without repeating the foregoing procedures.

Notwithstanding the foregoing, this Section 2(d) shall not apply to any transfer or proposed transfer (i) of all of the outstanding Common Stock of the Corporation (whether by merger, consolidation, tender offer or otherwise); (ii) pursuant to an effective registration statement covering any such shares of Common Stock; or (iii) to Affiliates of such Transferring Stockholder.

(e)       HPS First Lien Lock-Up. Prior to the Restriction Expiration Time, for so long as HPS and its Affiliates collectively hold at least an aggregate principal amount of $125,000,000 of term loans under the First Lien Term Loan Facility, the parties agree they shall not amend Section 2(a) in a manner that would permit a Transfer of Common Stock by the Tengram Stockholders without the prior written consent of HPS; provided further, the parties may not agree to shorten the Restriction Expiration Time pursuant to clause (iv) of such definition to permit a Transfer of Common Stock by the Tengram Stockholders without the prior written consent of HPS.

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(f)       Ares First Lien Lock-Up. Prior to the Restriction Expiration Time, for so long as Ares and its Affiliates collectively hold at least an aggregate principal amount of $125,000,000 of term loans under the First Lien Term Loan Facility, the parties agree they shall not amend Section 2(a) in a manner that would permit a Transfer of Common Stock by the Tengram Stockholders without the prior written consent of Ares; provided further, the parties may not agree to shorten the Restriction Expiration Time pursuant to clause (iv) of such definition to permit a Transfer of Common Stock by the Tengram Stockholders without the prior written consent of Ares.

Section 3.         Representations, Warranties and Covenants of each Stockholder. Each Stockholder hereby represents, warrants and covenants to the Corporation, severally and not jointly, as follows:

(a)       For each such Stockholder that is not an individual, such Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization

(b)       Such Stockholder has all requisite power, capacity and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of such Stockholder (including its board of directors or similar governing body, as applicable), and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming due power and authority of, and due execution and delivery by, the other parties hereto, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)       The execution and delivery of this Agreement does not, and the performance by such Stockholder of his, her or its agreements, covenants, and obligations hereunder will not, conflict with, result in a breach or violation of or default under (with or without notice or lapse of time or both), or require notice to or the consent of any Person under, any provisions of the organizational documents of such Stockholder (if applicable), or any agreement, commitment, law, rule, regulation, judgment, order or decree to which such Stockholder is a party or by which such Stockholder is, or any of its assets are, bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or delay consummation of the transactions contemplated by the Subscription Agreement and this Agreement or otherwise prevent or delay such Stockholder from performing his, her or its agreements, covenants or obligations under this Agreement.

Section 4.         Securities Restrictions.

(a)       Securities Restrictions.

(i)       Notwithstanding any other provision of this Agreement, after the date hereof, no shares of Common Stock or any Convertible Notes held or beneficially owned by such Stockholder may be transferred except upon the conditions specified in this Section 4(a), which conditions are intended to ensure compliance with the provisions of the Securities Act, and subject to the terms and conditions specified in Section 2.

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(ii)       Except as otherwise expressly provided by paragraphs (iii) and (iv) of this Section 4(a), each certificate shares of Common Stock and each Convertible Note covered by this Agreement shall be stamped or otherwise imprinted with a legend in substantially the form provided in Section 7(a) and, upon the issuance or transfer of any book-entry shares of Common Stock covered by this Agreement, a legend in substantially the form provided in Section 7(a) shall be included in a notice to the record holder of such shares in accordance with applicable law.

(iii)       The holder of any shares of Common Stock or any Convertible Notes covered by this Agreement agrees, prior to any transfer of any such shares, to give written notice to the Corporation of such holder’s desire to effect such transfer and to comply in all other respects with the provisions of this Section 4(a). Each such notice shall describe the manner and circumstances of the proposed transfer. The holder of such shares of Common Stock or such Convertible Notes, as applicable, shall be entitled to transfer such shares in accordance with the terms of the notice delivered to the Corporation (x) to any Affiliate of such holder or (y) if the Corporation does not reasonably object to such transfer on the basis that such transfer would be in violation of this Agreement or applicable law within three (3) Business Days after delivery of such notice. Subject to paragraph (iv) of this Section 4(a), each certificate or other instrument evidencing any such transferred shares of Common Stock (or notice sent upon the transfer of any such book-entry shares of Common Stock) or Convertible Notes, as applicable, shall bear the legend required by paragraph (ii) of this Section 4(a) unless an opinion of counsel to the holder of such shares or Convertible Notes (which opinion of counsel shall be reasonably acceptable to the Corporation) states that registration of any future transfer is not required by the applicable provisions of the Securities Act.

(iv)       Notwithstanding the foregoing provisions of this Section 4(a), the restrictions imposed by this Section 4(a) regarding the transferability of any shares of Common Stock and any Convertible Notes shall cease and terminate when (A) any such shares of Common Stock or Convertible Notes, as applicable, are sold or otherwise disposed of pursuant to an effective Registration Statement under the Securities Act or (B) the holder of such shares of Common Stock or Convertible Notes, as applicable, and the Corporation have met the requirements for transfer of such shares pursuant to Rule 144 under the Securities Act. Whenever the restrictions imposed by this Section 4(a) shall terminate, the holder of any shares of Common Stock represented by certificates or any Convertible Notes, as applicable, as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, a new certificate (or book-entry shares) not bearing the restrictive legend set forth in Section 7(a) and not containing any other reference to the restrictions imposed by this Section 4(a); provided, however, that so long as the restrictions on transfer and ownership under Section 2 of this Agreement remain in effect, any such certificates shall contain a restrictive legend in the form set forth in Section 7(a) except that such legend may omit the first sentence thereof.

Section 5.         Stockholder Rights.

(a)       Pre-Emptive Rights.

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(i)       Each Stockholder and/or any one or more of its Affiliates designated by such Stockholder shall have the option and right (but not the obligation) to participate in any Equity Issuance by purchasing up to such Stockholder’s Pro Rata Portion of such Equity Issuance at the Equity Issuance Price and otherwise upon the same terms and conditions as offered to other investors in the Equity Issuance. The Corporation shall take any and all actions, or cause such actions to be taken, as are necessary or appropriate to allow such Stockholder and/or such Affiliates, as applicable, to participate fully in every Equity Issuance in accordance with the provisions of this Agreement, subject to compliance with applicable law (including the rules and regulations of the SEC) and the listing standards of Nasdaq or such other stock exchange upon which the Common Stock is listed at the time of such Equity Issuance.

(ii)       In the event the Corporation proposes to undertake an Equity Issuance, the Corporation shall, at least ten Business Days (or in the case of an Equity Issuance pursuant to an underwritten offering, two Business Days) prior to the proposed Equity Issuance, give such Stockholder written notice of its intention, describing, to the extent available, the type of equity interests, the price at which such securities are proposed to be issued (or, in the case of an underwritten or a privately placed offering in which the price is not known at the time the notice is given, the method of determining the price and an estimate thereof), and the general terms and conditions upon which the Corporation proposes to effect the Equity Issuance. Such Stockholder (or its designated Affiliate) shall have ten Business Days (or in the case of an Equity Issuance pursuant to an underwritten offering, two Business Days) from the date such Stockholder receives notice of the proposed Equity Issuance to elect to purchase their Pro Rata Portion of such Equity Issuance for the consideration and upon the terms specified in the notice by giving written notice to the Corporation and stating therein the quantity of equity interests to be so purchased.

(iii)       In the event that such Stockholder does not exercise the right set forth in Section 5(a)(ii) above within the applicable period set forth therein, the Corporation shall have 120 days from the expiration of such period to sell the securities in respect of which such pre-emptive rights were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Corporation’s notice to such Stockholder.

(iv)       Notwithstanding the requirements of Section 5(a)(ii), in the event that the Board determines that there are circumstances which would cause compliance with Section 5(a)(ii) prior to an Equity Issuance to materially disadvantage the Corporation, the Corporation may proceed with such Equity Issuance prior to having complied with the provisions of Section 5(a)(ii); provided, however, that the Corporation shall, to the extent practicable and permitted by applicable law:

(1)       provide each Stockholder with (A) prompt notice of (which in any event shall be no less than five (5) Business Days after) such issuance and (B) the notice described in Section 5(a)(ii) in which the actual Equity Issuance Price shall be set forth;

(2)       offer to issue to such Stockholder such number of securities of the type issued in the Equity Issuance as may be requested by such Stockholder (not to exceed such Stockholder’s Pro Rata Portion) on the same economic terms and conditions with respect to such securities as the subscribers in the Equity Issuance received; and

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(3)       keep such offer open for a period of ten (10) Business Days, during which period, such Stockholder may accept such offer by sending a written acceptance to the Corporation and stating therein the quantity of such securities to be purchased, not to exceed such Stockholder’s Pro Rata Portion.

(v)       Notwithstanding the requirements of this Section, until October 29, 2019, the Company may conduct one or more Equity Issuances with aggregate net proceeds of up to $30,000,000 without providing pre-emptive rights to the Stockholders pursuant to this Section 5(a), provided that the primary purpose of each such Equity Issuance is to raise capital necessary to repay the amounts outstanding under the Convertible Notes.

(b)       Additional Rights. Without the prior written consent of the Tengram Stockholders and the GSO Stockholders, unless expressly provided by this Agreement:

(i)       Affiliate Transactions. Neither the Corporation nor any of its subsidiaries shall enter into any transaction or series of related transactions with a value in excess of $2,500,000 (as reasonably determined by the Board) with any Stockholder or any Affiliate of any Stockholder.

(ii)       Board of Directors. The Corporation shall not increase or decrease the number of directors on the Board or change the method of appointing directors to the Board set forth in Section 6.

(iii)       Acquisitions; Dispositions. The Corporation shall not, and shall not permit any of its subsidiaries to, in one transaction or a series of transactions, (x) consolidate or merge with or into any Person or purchase or otherwise acquire all or substantially all of the equity securities, properties, or assets of any Person (an “Acquisition”), in any case, other than Acquisitions pursuant to which the aggregate consideration payable by the Corporation and its subsidiaries does not exceed, in the aggregate, $50 million (excluding for such purpose any earn-outs or other contingent payments); provided that, the foregoing shall not prohibit any intercompany transaction(s) the only parties to which are the Corporation and one or more of its subsidiaries; or (y) undergo a Change of Control.

(iv)       Chief Executive Officer. The Corporation shall not hire or terminate any Chief Executive Officer of the Corporation.

Section 6.         Board of Directors; Approval Rights.

(a)       As of the date hereof, the Board consists of eight (8) directors, of which (i) two (2) have been designated by the Tengram Stockholders, (ii) two (2) have been designated by the GSO Capital, and (iii) at least three (3) that are “independent directors” within the meaning of the Nasdaq Listing Rules and other applicable securities laws (the “Independent Directors”).

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(b)       For so long as the Tengram Stockholders beneficially own in the aggregate (i) at least 50% of the outstanding shares of Common Stock on a fully diluted basis held by such Tengram Stockholders as of the date of this Agreement (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction), the Tengram Stockholders shall have the right to nominate for election to the Board (or remove from the Board, as applicable) two (2) directors, which directors are, as of the date of this Agreement, William Sweedler and Matthew Eby (collectively with their respective successors and replacements, the “Tengram Directors”) or (ii) at least 5% of the outstanding shares of Common Stock on a fully diluted basis held by such Tengram Stockholders as of the date of this Agreement (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction), the Tengram Stockholders shall have the right to nominate for election to the Board (or remove from the Board, as applicable) one (1) director. For so long as the GSO Stockholders beneficially own in the aggregate (i) at least 50% of the outstanding shares of Common Stock on a fully diluted basis held by such GSO Stockholders as of the date of this Agreement (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction), GSO Capital (on behalf of the GSO Stockholders) shall have the right to nominate for election to the Board (or remove from the Board, as applicable) two (2) directors, which directors are, as of the date of this Agreement, Randall Kessler and Robin Petrini (collectively with their respective successors and replacements, the “GSO Directors”) or (ii) at least 5% of the outstanding shares of Common Stock on a fully diluted basis held by such GSO Stockholders as of the date of this Agreement (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction), GSO Capital (on behalf of the GSO Stockholders) shall have the right to nominate for election to the Board (or remove from the Board, as applicable) one (1) director.

(c)        The nominating and corporate governance committee of the Board (the “Nominating Committee”), shall consist of one (1) Tengram Director, one (1) GSO Director and one (1) Independent Director, which Nominating Committee shall nominate individuals for election to the Board (other than the GSO Directors or the Tengram Directors).

(d)       For so long as the Tengram Stockholders beneficially own in the aggregate at least 5% of the outstanding shares of Common Stock on a fully diluted basis held by such Tengram Stockholders as of the date of this Agreement (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction), the Tengram Stockholders shall have the right to select one (1) member of the Nominating Committee (or remove such member from the Nominating Committee, as applicable). For so long as the GSO Stockholders beneficially own in the aggregate at least 5% of the outstanding shares of Common Stock on a fully diluted basis held by such GSO Stockholders as of the date of this Agreement (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction), GSO Capital (on behalf of the GSO Stockholders) shall have the right to select one (1) member of the Nominating Committee (or remove such member from the Nominating Committee, as applicable).

(e)       Upon the written request of the party or parties entitled to nominate any director pursuant to Section 6(b), the Stockholders shall cause such director to be removed as a director. Upon the written request of GSO Capital to the Tengram Stockholders or the Tengram Stockholders to GSO Capital to remove an Independent Director, the Stockholders shall take best efforts to cause such Independent Director to be removed as a director. If at any time a vacancy is created on the Board by reason of the incapacity, death, removal, resignation or disqualification of any director, the vacancy will be filled by another individual designated by the party or parties entitled to nominate such director pursuant to Sections 6(b) and 6(c).

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(f)       The Stockholders agree (i) that they will not support the election of any individual as an Independent Director unless such candidate is mutually acceptable to the Tengram Stockholders and the GSO Stockholders and (ii) that they will support the election of the Chief Executive Officer of the Company to the Board. Each Stockholder agrees that, on and after the date hereof, it will vote, or cause to be voted, or grant a proxy to the Corporation or its respective representatives to vote, all of the shares of Common Stock or other voting capital stock of the Corporation beneficially owned by it with respect to which it has the right to vote (or direct the voting) for the election of a director or directors at any meeting of stockholders of the Corporation (including any adjournment or postponement thereof), or pursuant to any action by written consent, for the election (or removal, as applicable) of each of the Tengram Directors, the GSO Directors, the Chief Executive Officer of the Company and, subject to the immediately preceding sentence, each of the Independent Directors.

(g)       Each Stockholder agrees that, on and after the date hereof, it will vote, or cause to be voted, or grant a proxy to the Corporation or its respective representatives to vote, all of the shares of Common Stock or other voting capital stock of the Corporation beneficially owned by it with respect to which it has the right to vote (or direct the voting), and to take all other actions necessary, to ensure that the Governance Documents (a) facilitate, and do not at any time conflict with, any provision of this Agreement and (b) permit each Stockholder to receive the benefits to which each such Stockholder is entitled under this Agreement.

(h)       Each Stockholder agrees that he, she or it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any governmental entity that challenges the validity of or seeks to enjoin the operation of any provision of this Agreement.

(i)       As a condition to the appointment of any Stockholder’s designee to the Board in accordance with this Section 6, (x) such Person shall provide, and the designating Stockholder shall cause (and with respect to the Independent Directors and the Chief Executive Officer of the Corporation, the Stockholders shall mutually cause) such Person to provide, any information that the Corporation reasonably requires, including without limitation information required to be disclosed in a proxy statement or other filing under applicable law, stock exchange rules or listing standards, information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations, (y) such Person shall consent, and the designating Stockholder shall cause (and with respect to the Independent Directors and the Chief Executive Officer of the Corporation, the Stockholders shall mutually cause) such Person to consent, to reasonable and customary background checks, and (z) such Person shall execute and deliver to the Corporation in accordance with Section 141(b) of the Delaware General Corporation Law, and the designating Stockholder shall cause (and with respect to the Independent Directors and the Chief Executive Officer of the Corporation, the Stockholders shall mutually cause) such Person to so execute and deliver, such Person’s written resignation as a director, which resignation shall be irrevocable and shall provide that it becomes effective immediately upon the delivery of a Resignation Request validly given in accordance with this Section 6(g). Notwithstanding anything to the contrary set forth herein, if (i) at any time (including without limitation, following such Person’s nomination or designation but prior to his or her appointment or election to the Board), the Corporation learns of a Disqualifying Event, then the Board or any Stockholder other than the designating Stockholder, in their respective sole discretion, shall not be required to take any of the actions otherwise required by Sections 6(c) or 6(d) above, as applicable, (and the Corporation shall have no corresponding obligations with respect to such Person pursuant to this Section 6), or (ii) at any time following such Person’s appointment to the Board, the Board or any Stockholder other than the designating Stockholder may, by notice delivered to the Corporation and the designating Stockholder, request that such Person resign from the Board and any committees thereof (a “Resignation Request”); provided, that for purposes of the preceding provisions of this sentence, the Tengram Stockholders shall be deemed to be the designating Stockholder solely of the Tengram Directors and the GSO Stockholders shall be deemed to be the designating Stockholder solely of the GSO Directors. If for any reason any such Person’s resignation shall not have become effective immediately upon and by virtue of the delivery of a Resignation Request validly delivered in accordance with this Section 6(g), then immediately following the delivery thereof, such Person shall, and the designating Stockholder shall cause (and with respect to the Independent Directors and the Chief Executive Officer of the Corporation, the Stockholders shall mutually cause) such Person to, take any and all actions to resign from the Board and any committees thereof which shall be effective immediately.

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(j)       For the avoidance of doubt, with respect to any member of the Board not designated in accordance with the terms of this Section 6 shall be voted upon by all the stockholders of the Corporation entitled to vote thereon in accordance with, and pursuant to, the Governance Documents.

(k)       The obligations of each Stockholder under this Section 6 shall terminate upon the first to occur of (i) the termination of this Agreement in accordance with Section 7(b)(iii) with respect to either the Tengram Stockholders or the GSO Stockholders (or their respective successors and assigns) and (ii) termination by the mutual agreement of the Corporation and the Stockholders.

(l)       Certain Board Approval Rights. Notwithstanding anything to the contrary contained herein or in the Governance Documents of the Corporation, the Corporation shall refrain from taking any of the following actions unless such action has been approved by a majority of the members of the Board, which majority must include at least one or more of the Independent Directors: (i) commencement of any liquidation, dissolution or voluntary bankruptcy, administration, insolvency proceeding, or judicial reorganization, (ii) the consent to the appointment or taking possession by a receiver, trustee or other custodian for all or any material portion of its property, or (iii) otherwise seeking the protection of any applicable bankruptcy or insolvency law.

(m)       Special Committee of the Board. The Company shall form a special committee (the “Special Committee”) of the Board authorized to grant Awards (as defined in the Plan) to then-current or potential management employees of the Company, and shall designate 1,776,500 Shares (as defined in the Plan) to be granted by the Special Committee (the “Special Committee Grants”) in Awards. The GSO Shareholders shall appoint two (2) members of the Special Committee and the Tengram Shareholders shall appoint one (1) member of the Special Committee. For so long as the GSO Stockholders beneficially own any shares of Common Stock, the Company agrees and covenants it will not dissolve the Special Committee and the Company will take reasonable best efforts to ensure the Plan (or any successor plan thereto) has at least the aggregate remaining amount of Special Committee Grants available for award thereunder.

Section 7.         Miscellaneous.

(a)       Legends.

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(i)       Legend on Stock Certificates. Each certificate representing shares of Common Stock owned by any Stockholder (or notice sent upon the issuance or transfer of any book-entry shares of Common Stock owned by any Stockholder) shall bear the following legend as and to the extent required under Section 4:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A STOCKHOLDER AGREEMENT DATED AS OF OCTOBER 29, 2018, AMONG THE ISSUER OF SUCH SECURITIES AND THE OTHER PARTIES NAMED THEREIN. THE TERMS OF SUCH STOCKHOLDER AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER. A COPY OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF PARAMETRIC SOUND CORPORATION.

(ii)       Legend on Convertible Notes. Each Convertible Note owned by any Stockholder shall bear the following legend as and to the extent required under Section 4:

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN APPLICABLE EXEMPTION FROM REGISTRATION EVIDENCED BY (IF REQUESTED BY THE COMPANY) AN OPINION OF COUNSEL TO THE HOLDER, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

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(b)       Termination; Survival. This Agreement shall terminate automatically upon the earliest to occur of: (i) the dissolution of the Corporation (unless the Corporation continues to exist after such dissolution as a limited liability company or in another form, whether incorporated in Delaware or another jurisdiction), (ii) the termination of the Subscription Agreement prior to the consummation of the Equity Contribution, (iii) with respect to any Stockholder, such Stockholder disposing of and ceasing to beneficially own any shares of Common Stock and (iv) with respect to the Corporation, each Stockholder disposing of and ceasing to beneficially own any shares of Common Stock. Notwithstanding the foregoing, the provisions of Article I, this Section 7(b), Sections 7(e), 7(h), 7(i), 7(j), 7(k), 7(m) and 7(n) and the last sentence of Section 7(g) shall survive any termination of this Agreement.

(c)       Specific Performance. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto may in its sole discretion apply to any court of law or equity of competent jurisdiction for, and obtain from any such court, specific performance and/or injunctive relief (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement and shall not be required to prove irreparable injury to such party or that such party does not have an adequate remedy at law with respect to any breach of this Agreement (each of which elements the parties admit). The parties hereto further agree and acknowledge that each and every obligation applicable to it contained in this Agreement shall be specifically enforceable against it and hereby waives and agrees not to assert any defenses against an action for specific performance of their respective obligations hereunder. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies available under this Agreement or otherwise. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, nothing herein shall limit or restrict the ability of GSO Capital or any of its Affiliates to exercise any remedy available to it under the Second Lien Term Loan Facility.

(d)       Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(e)       Governing Law; Binding Arbitration.

(i)       This Agreement, and any and all transactions or actions related to or arising out of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State, without regard to conflict of law principles.

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(ii)       Any dispute, claim or controversy arising out of or relating to this Agreement that cannot be resolved amicably by the parties, including the scope or applicability of this agreement to arbitrate, shall be determined by binding arbitration pursuant to Section 349 of the Rules of the Court of Chancery of the State of Delaware if it is eligible for such arbitration. If the dispute claim or controversy is not eligible for such arbitration, it shall be settled by arbitration administered by the American Arbitration Association (the “AAA”) in accordance with its Commercial Rules and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any AAA arbitration proceeding shall be conducted in the State of Delaware. The AAA arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including the issuance of an injunction or other equitable relief. However, any party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction hereof and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

(iii)       JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(f)       Stock Dividends, Etc. The provisions of this Agreement shall apply to any and all shares of capital stock of the Corporation or any successor or assignee of the Corporation (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution for the shares of Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise in such a manner and with such appropriate adjustments as to reflect the intent and meaning of the provisions hereof and so that the rights, privileges, duties and obligations hereunder shall continue with respect to the capital stock of the Corporation as so changed.

(g)       Benefits of Agreement. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns and each Stockholder and each of their respective permitted assigns, legal representatives, heirs and beneficiaries. Except as otherwise expressly provided herein, no Person not a party to this Agreement, as a third-party beneficiary or otherwise, shall be entitled to enforce any rights or remedies under this Agreement. For the avoidance of doubt, HPS and Ares are third-party beneficiaries of this Agreement.

(h)       Notices. All notices or other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been given if (a) personally delivered or sent by electronic mail in portable document (or similar) format, (b) sent by nationally recognized overnight courier or (c) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

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(i)       If to the Corporation, to:

Differential Brands Group Inc.
1231 South Gerhant Avenue
Commerce, CA 30022
Attention: Lori Nembirkow
E-mail: lori@differentialbrandsgroup.com

with a copy to (which shall not constitute notice):

Tengram Capital Partners
600 Fifth Avenue, 27th Floor
New York, NY 10020
Attention: General Counsel
E-mail: atarshis@tengramcapital.com

and

Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
Attention: Nazim Zilkha and Gareth Clark
E-mail: nzilkha@dechert.com and gareth.clark@dechert.com

(ii)       If to any Stockholder, to such Stockholder’s address set forth on such Stockholder’s page hereto.

Any such communication shall be deemed to have been received (a) when delivered, if personally delivered or sent by electronic mail, (b) the next Business Day after delivery, if sent by nationally recognized, overnight courier and (c) on the third (3rd) Business Day following the date on which the piece of mail containing such communication is posted, if sent by first-class mail.

(i)       Modification; Waiver. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by the Corporation and each Stockholder. No course of dealing between the Corporation and any Stockholder or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(j)       Entire Agreement. Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. Unless otherwise provided herein, any consent required by the Corporation may be withheld by the Corporation in its sole discretion. Each of the parties to this Agreement hereby acknowledge and agree that such party has undertaken its own due diligence and, in entering into this Agreement and the transactions contemplated hereby, has not relied any representation or warranty from any party hereto or any other person other than those expressly set forth in this Agreement, and each party hereto expressly disclaims reliance on any such representation or warranty.

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(k)       Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. The failure of any Stockholder to execute this Agreement does not make it invalid as against any other Stockholder.

(l)       Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and other documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

(m)       Director and Officer Actions; No Liability for Election of Designated Directors. Each Stockholder acknowledges and agrees that no director or officer of the Corporation shall be personally liable to the Corporation or any Stockholder as a result of any acts or omissions taken (in such director’s or officer’s capacity as a director or officer, respectively) under this Agreement in good faith, and the Stockholders further covenant not to bring any action, suit or proceeding against any such director or officer in connection with such acts or omissions. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated Person in his or her capacity as a director of the Corporation, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

(n)       Disclaimer of Corporate Opportunity Doctrine.

(i)       In recognition and anticipation that (A) certain directors, principals, officers, employees and/or other representatives of the GSO Stockholders and the Tengram Stockholders (the “Sponsors”) and their respective Affiliates may serve as directors, officers or agents of the Corporation, (B) the Sponsors and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (C) members of the Board who are not employees of the Corporation (the “Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Section 7(n) are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of the Sponsors, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

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(ii)       None of (A) the Sponsors or any of their respective Affiliates or (B) any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporation in both his or her director and officer capacities) or his or her Affiliates (the Persons identified in (A) and (B) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section 9(n)(iii). Subject to Section 7(n)(iii), in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.

(iii)       The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of this Corporation) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section 7(n)(ii) shall not apply to any such corporate opportunity.

(iv)       In addition to and notwithstanding the foregoing provisions of this Section 7(n), a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy.

(v)       To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.

(vi)       The Board’s adoption of the resolutions authorizing the Corporation’s entry into this Agreement shall be deemed to constitute, and shall constitute, the resolution of the Board approving the renunciation of corporate opportunities provided for in clauses (i) through (v) of this Section 7(n) for all purposes, including under Section 122(17) of the Delaware General Corporation Law.

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(o)       Sophisticated Parties; Advice of Counsel. Each of the parties to this Agreement specifically acknowledges that he, she or it (i) is a knowledgeable, informed, sophisticated Person capable of understanding and evaluating the provisions set forth in this Agreement, (ii) has been fully advised and represented by legal counsel of his, her or its own independent selection and has relied wholly upon his, her or its independent judgment and the advice of such counsel in negotiating and entering into this Agreement, (iii) has carefully read and fully understands all of the terms of this Agreement, and (iv) is under no disability or impairment that affects its, his or her decision to sign this Agreement and he, she or it knowingly and voluntarily intends to be legally bound by this Agreement. Each Stockholder agrees it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any governmental entity, that challenges the validity of or seeks to enjoin the operation of any provision of this Agreement.

(p)       No Disclosure, Publicity. The GSO Stockholders shall have the right to review and approve (not to be unreasonably withheld or delayed), in advance, any portions of previously undisclosed public materials, press releases, public advertisements and public disclosures of the Corporation that contain the GSO Stockholders’ or any of their affiliates’ names or describe GSO Capital’s financing commitment; provided that no such right to review and approve shall be required with respect to any disclosure required to be made pursuant to applicable law or, for the avoidance of doubt, any disclosures made, with a prior opportunity to review and discuss such filings (to the extent reasonably practicable), in filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges.

(q)       Interpretation. In the event that the consent of the Tengram Stockholders or the GSO Stockholders is required with respect to any action hereunder, such consent shall be satisfied by the consent of holders of a majority of the Restriction Shares held as of the date of determination by all Tengram Stockholders or all GSO Stockholders, respectively.

*       *       *       *

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

CORPORATION:

By:	/s/ Lori Nembirkow

Name:	Lori Nembirkow
Title:	Secretary

TENGRAM STOCKHOLDERS:

TCP DENIM, LLC

By:	/s/ William Sweedler

Name:	William Sweedler
Title:	Co-Managing Member of Tengram Capital
Associates II, LLC, as general partner of
Tengram Capital Partners Fund II, L.P., as
sole member of TCP Denim, LLC

Address:

TCP Denim, LLC
c/o Tengram Capital Partners
15 Riverside Avenue, First Floor
Westport, CT 06880
Attention: Andrew R. Tarshis
Facsimile: (203) 454-6998

with a copy to (which shall not constitute notice):

Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
Attention: Nazim Zilkha and Gareth Clark
E-mail: nzilkha@dechert.com and gareth.clark@dechert.com

TENGRAM CAPITAL PARTNERS FUND II, L.P.

By:	/s/ William Sweedler

Name:	William Sweedler

Title:	Co-Managing Member of Tengram Capital
Associates II, LLC, as general partner of
Tengram Capital Partners Fund II, L.P.

Address:

Tengram Capital Partners Fund II, L.P.
c/o Tengram Capital Partners
15 Riverside Avenue, First Floor
Westport, CT 06880
Attention: Andrew R. Tarshis

Facsimile: (203) 454-6998

with a copy to (which shall not constitute notice):

Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
Attention: Nazim Zilkha and Gareth Clark
E-mail: nzilkha@dechert.com and gareth.clark@dechert.com

TENGRAM CAPITAL PARTNERS GEN2 FUND, L.P.

By:	/s/ William Sweedler

Name:	William Sweedler

Title:	Co-Managing Member of Tengram Capital
Associates, LLC, as general partner of
Tengram Capital Partners Gen2 Fund, L.P.

Address:

Tengram Capital Partners Gen2 Fund, L.P.
c/o Tengram Capital Partners
15 Riverside Avenue, First Floor
Westport, CT 06880
Attention: Andrew R. Tarshis
Facsimile: (203) 454-6998

with a copy to (which shall not constitute notice):

Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
Attention: Nazim Zilkha and Gareth Clark
E-mail: nzilkha@dechert.com and gareth.clark@dechert.com

TENGRAM CAPITAL ASSOCIATES, LLC

By:	/s/ William Sweedler

Name:	William Sweedler

Title:	Co-Managing Member

Address:

Tengram Capital Associates, LLC
c/o Tengram Capital Partners
15 Riverside Avenue, First Floor
Westport, CT 06880
Attention: Andrew R. Tarshis
Facsimile: (203) 454-6998

with a copy to (which shall not constitute notice):

Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
Attention: Nazim Zilkha and Gareth Clark
E-mail: nzilkha@dechert.com and gareth.clark@dechert.com

RG II BLOCKER, LLC

By:	/s/ William Sweedler

Name:	William Sweedler

Title:	Member

Address:

RG II Blocker, LLC
c/o Tengram Capital Partners
15 Riverside Avenue, First Floor
Westport, CT 06880
Attention: Andrew R. Tarshis
Facsimile: (203) 454-6998

with a copy to (which shall not constitute notice):

Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
Attention: Nazim Zilkha and Gareth Clark
E-mail: nzilkha@dechert.com and gareth.clark@dechert.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

STOCKHOLDER:

GSO Capital Opportunities Fund III LP
By: GSO Capital Opportunities Associates III LLC, its general partner

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

Address:	c/o GSO Capital Partners LP
345 Park Avenue, 31st Floor
New York, NY 10154
Email: GSOAssetServicing@Blackstone.com; GSOTreasury@Blackstone.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

STOCKHOLDER:

GSO CSF III Holdco LP
By: GSO Capital Solutions Associates III LP, its general partner
By: GSO Capital Solutions Associates III (Delaware) LLC, its general partner

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

Address:	c/o GSO Capital Partners LP
345 Park Avenue, 31st Floor
New York, NY 10154
Email: GSOAssetServicing@Blackstone.com; GSOTreasury@Blackstone.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

STOCKHOLDER:

GSO Aiguille des Grands Montets Fund II LP
By: GSO Capital Partners LP, as attorney-in-fact

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

Address:	c/o GSO Capital Partners LP
345 Park Avenue, 31st Floor
New York, NY 10154
Email: GSOAssetServicing@Blackstone.com; GSOTreasury@Blackstone.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

STOCKHOLDER:

GSO Credit Alpha II Trading (Cayman) LP
By: GSO Credit Alpha Associates II LP, its general partner
By: GSO Credit Alpha Associates II (Delaware) LLC, its general partner

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

Address:	c/o GSO Capital Partners LP
345 Park Avenue, 31st Floor
New York, NY 10154
Email: GSOAssetServicing@Blackstone.com; GSOTreasury@Blackstone.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

STOCKHOLDER:

GSO Harrington Credit Alpha Fund (Cayman) L.P.
By: GSO Harrington Credit Alpha Associates L.L.C., its general partner

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

Address:	c/o GSO Capital Partners LP
345 Park Avenue, 31st Floor
New York, NY 10154
Email: GSOAssetServicing@Blackstone.com; GSOTreasury@Blackstone.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

STOCKHOLDER:

BTO LEGEND HOLDINGS L.P.

By:	BTO Holdings Manager L.L.C., its General Partner
By:	Blackstone Tactical Opportunities Associates L.L.C., its Managing Member
By:	BTOA L.L.C., its Sole Member

By:	/s/ Christopher J. James
Name: Christopher J. James
Title: Authorized Person

Address:	c/o Tactical Opportunities
345 Park Avenue, 16th Floor
New York, NY 10154
Email: TacOppsOperations@Blackstone.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

STOCKHOLDER:

BLACKSTONE FAMILY TACTICAL OPPORTUNITIES
INVESTMENT PARTNERSHIP III (Cayman) – NQ – ESC L.P.

By: BTO GP – NQ L.L.C., its General Partner

By:	/s/ Christopher J. James
Name: Christopher J. James
Title: Authorized Person

Address:	c/o Tactical Opportunities
345 Park Avenue, 16th Floor
New York, NY 10154
Email: TacOppsOperations@Blackstone.com

EXHIBIT A

GSO Stockholders

GSO Stockholder	Shares of Common Stock Received in Connection with the Second Lien Term Loan Facility
GSO Capital Opportunities Fund III LP	8,243,316
GSO CSF III Holdco LP	7,319,476
GSO Aiguille des Grands Montets Fund II LP	99,509
GSO Credit Alpha II Trading (Cayman) LP	706,570
GSO Harrington Credit Alpha Fund (Cayman) L.P.	117,762
BTO Legend Holdings L.P.	6,558,078
Blackstone Family Tactical Opportunities Investment Partnership III (Cayman) – NQ – ESC L.P.	49,790

EXHIBIT B

Subscription Agreement

[Attached.]